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                                                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 3, 1996, relating to the financial statements of Aspect Medical Systems, Inc. for the year ended December 31, 1995, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Information."


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts

July 29, 1998